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EXHIBIT NO. 3.3


                          CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             WALL STREET WEB, INC.

To the Department of the Treasury
State of New Jersey

                                   __________

         Wall Street Web, Inc. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the New Jersey Business Corporation Act, does hereby certify:

         1.  The name of the corporation is Wall Street Web, Inc.

         2. The certificate of incorporation (as amended) of the corporation authorizes the issuance of 100,000,000 (One Hundred Million) shares of Common Shares (without par value) and expressly vests in the Board of Directors of the corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued.

         3. The Board of Directors of the corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions regarding the aggregate number of shares which the corporation shall have authority to issue:


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         RESOLVED, that Article 4 of the Certificate of Incorporation currently on file in the State of New Jersey shall be amended to authorize the issuance of 100,000,000 (One Hundred Million) shares of Common Shares (without par value) and expressly vest in the Board of Directors of the Corporation the authority provided herein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued;

         FURTHER RESOLVED, that the Statements contained in the foregoing Resolutions shall be deemed to be included in and be a part of the Certificate of Incorporation of the corporation pursuant to the provisions of Section 14A:7-2 of the New Jersey Business Corporation Act.


Executed this 22nd day of March, 2000

                                             WALL STREET WEB, INC.


                                             By: /s/ THOMAS M. JONES
                                                 -------------------------------
                                                 Thomas M. Jones
                                                 Assistant Secretary